Exhibit 99.1

Cincinnati Financial Corporation Reports Second-Quarter Results


               -- Second-quarter net income totals $84 million
               -- Operating income* reaches 51 cents per share
                   -- Pre-tax investment income grows 4.8%
                 -- Property casualty combined ratio at 98.4%


    CINCINNATI, July 29 /PRNewswire-FirstCall/ -- Cincinnati Financial Corporation (Nasdaq: CINF) today reported second-quarter 2003 net income of $84 million, or 52 cents per diluted share, compared with $35 million, or 21 cents per share, in the second quarter of 2002. Net income per share included net realized investment gains of 1 cent in 2003 versus net realized investment losses of 4 cents in the comparable 2002 period.

    Revenues from pre-tax investment income, the primary source of profits, rose 4.8 percent to $114 million. Total second-quarter revenues advanced $95 million or 13.5 percent, to $798 million.



    Financial Highlights
      (Dollars in millions,
       except share data)        Second Quarter Ended        Six Months Ended
                                        June 30,                  June 30,
                                    2003         2002        2003        2002
    Income Statement Data
      Net income                     $84          $35        $141        $110
      Net realized investment
       gains and losses                1           (6)        (39)        (12)
      Operating income*              $83          $41        $180        $122
    Per Share Data (diluted)
      Net income                   $0.52        $0.21       $0.87       $0.67
      Net realized investment
       gains and losses             0.01        (0.04)      (0.24)      (0.07)
      Operating income*            $0.51        $0.25       $1.11       $0.74
      Cash dividend declared      0.2500       0.2225      0.5000      0.4450
      Book value                      --           --       36.57       38.03
      Average shares
       outstanding           161,631,033  164,325,619 161,778,648 163,645,919

     * Measures used in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) are defined and reconciled to the most directly comparable GAAP measures and operating measures in the attached Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures. Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP.

        The difference between net income and operating income is the inclusion of net realized investment gains and losses. Management utilizes operating income to evaluate underlying performance for a number of reasons. First, quarterly fluctuations in net realized investment gains and losses are unrelated to trends in the company's insurance business. Second, net realized investment gains and losses can include gains related to the sale of investments made at management's discretion. Third, operating income is a measure commonly used by investors to evaluate insurance companies. This measure also is described as net income before realized investment gains and losses.

        Since 1996, Cincinnati Financial has disclosed the estimated impact of stock options on net income and earnings per share in a Note to the Financial Statements. During the second quarter of 2003, net income would have been reduced by less than 2 cents per share if option expense had been calculated using the Black-Scholes and modified prospective transition methodologies.


    Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, commented, "At $83 million, or 51 cents per diluted share, operating income was a second-quarter record, doubling the amount achieved in the comparable 2002 quarter. While catastrophe losses reduced earnings by 19 cents per share in both periods, the 2003 second quarter benefited from the continued growth of property casualty premium revenues and improved non-catastrophe underwriting, primarily in commercial lines, as well as higher investment income."


    Six-month Results

    For the six months ended June 30, 2003, net income rose 28.1 percent to $141 million, or 87 cents per share. Operating income, which excludes realized investment gains and losses, rose 47.5 percent to $180 million, or $1.11 per share.

    Total revenues advanced $115 million to $1.505 billion, up 8.3 percent over last year's first half. Revenues from pre-tax investment income reached $230 million, up 5.6 percent from $218 million in last year's first six months.

    Six-month catastrophe losses, net of reinsurance, totaled $49 million, contributing 3.8 percentage points to the GAAP combined ratio of 96.8 percent and reducing after-tax earnings by 20 cents per share. For the first half of 2002, catastrophe losses were $62 million, contributing 5.4 percentage points to the combined ratio of 103.6 percent and reducing after-tax earnings by 24 cents per share.

    Schiff commented, "Underwriting profits for the first six months reached $42 million versus a loss of $41 million last year. While better weather in this year's first quarter helped our six-month results, the real progress occurred in non-catastrophe underwriting. Excluding catastrophes, the combined ratio improved to 93.0 percent in 2003 from 98.2 percent in 2002."



    Property Casualty Insurance Operations
      (Dollars in
       millions - GAAP)          Second Quarter Ended       Six Months Ended
                                        June 30,                 June 30,
                                    2003         2002        2003       2002
    Income Statement Data
      Earned premiums               $654         $580      $1,286     $1,141
      Loss and loss expenses
       excluding catastrophe
       losses                        432          428         850        813
      Catastrophe losses              47           47          49         62
      Expenses                       164          152         345        307
        Underwriting
        profit (loss)                $11         $(47)        $42       $(41)
    Ratio Data
      Loss and loss expenses
       excluding catastrophe
       losses                       66.2%        73.7%       66.2%      71.2%
      Catastrophe losses             7.1          8.1         3.8        5.4
      Expenses                      25.1         26.3        26.8       27.0
        Combined ratio              98.4%       108.1%       96.8%     103.6%



    Statutory net written premiums of the property casualty insurance affiliates-The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company-rose 16.0 percent to $726 million compared with $626 million in last year's second quarter. Written premiums for the second quarter of 2003 included an additional $18 million, which accounted for
2.5 percentage points of the growth, related to the company's estimation process for matching written and earned premiums to policy effective dates.

    The contribution to pre-tax earnings from property casualty underwriting was $11 million. On a GAAP basis, the second-quarter combined ratio was
98.4 percent, or 91.3 percent excluding catastrophe losses, comparing favorably with the 2002 second-quarter combined ratio of 108.1 percent, or 100 percent excluding catastrophes. Schiff noted, "For the fourth consecutive quarter our combined ratio has been under 100 percent and we have maintained double-digit premium growth for seven consecutive quarters. Total net written premiums grew on strong renewal pricing, with average commercial premium increases in the range of 8 percent to 15 percent. New business written directly by our agents was $87 million, up 6.2 percent over last year's second quarter. We continue to take a selective, case-by-case approach to competing for new business, maintaining an appropriate balance between growth and profitability."



    Commercial Lines
      (Dollars in
        millions - GAAP)         Second Quarter Ended       Six Months Ended
                                        June 30,                 June 30,
                                    2003         2002        2003       2002
     Income Statement Data
       Earned premiums              $470         $415        $922       $815
       Loss and loss expenses
        excluding catastrophe
        losses                       298          294         585        566
       Catastrophe losses             14           23          18         28
       Expenses                      118          112         248        218
         Underwriting profit (loss)  $40         $(14)        $71         $3
     Ratio Data
      Loss and loss expenses
      excluding catastrophe
      losses                        63.4%        70.8%       63.5%      69.4%
       Catastrophe losses            2.9          5.6         2.0        3.4
       Expenses                     25.1         26.9        26.8       26.8
         Combined ratio             91.4%       103.3%       92.3%      99.6%



    Net written premiums for commercial lines of insurance rose 15.9 percent to $507 million, accounting for 69.8 percent of the company's total second-quarter premiums. New commercial business increased 9 percent to $71 million for the quarter. The GAAP combined ratio improved 11.9 percentage points to 91.4 percent. Excluding catastrophe losses, the ratio was
88.5 percent, showing 9.2 percentage points of improvement over last year's second quarter.

    Schiff said, "In the markets served by our local independent agents, the ability to put together full packages gives Cincinnati an advantage. Commercial auto coverage is key to any business package, and our improving results in this line should help us continue to be the agents' No. 1 choice, as noted in the Crittenden's Property/Casualty Ratings survey results published in June. For the second quarter, commercial auto net written premiums rose 9.9 percent to $111 million, including 11 percent new business growth.

    "The ability to include workers compensation coverages also enhances the value of a business package relationship," Schiff added. "While we chose to be very selective and not to renew some large workers compensation policies early in the year, improving trends now are making us positive about including this coverage in packages for Main Street accounts. Workers compensation net written premiums rose 6.5 percent for the second quarter, including
9.8 percent new business growth."



    Personal Lines
      (Dollars in
       millions - GAAP)          Second Quarter Ended       Six Months Ended
                                        June 30,                 June 30,
                                    2003         2002        2003       2002
    Income Statement Data
      Earned premiums               $184         $165        $364       $326
      Loss and loss expenses
       excluding catastrophe
       losses                        134          134         265        247
      Catastrophe losses              33           24          31         34
      Expenses                        46           40          97         89
        Underwriting profit (loss)  $(29)        $(33)       $(29)      $(44)
    Ratio Data
      Loss and loss expenses
       excluding catastrophe
       losses                       73.1%        81.2%       72.9%      75.7%
      Catastrophe losses            17.8         14.5         8.4       10.3
      Expenses                      25.2         24.5        26.8       27.3
        Combined ratio             116.1%       120.2%      108.1%     113.3%



    Net written premiums for the personal lines segment increased 16.4 percent to $219 million. New personal lines business decreased 5.1 percent for the second quarter. On a GAAP basis, the second-quarter combined ratio was
116.1 percent versus 120.2 percent in 2002. Excluding catastrophes, the ratio was 98.3 percent compared with 105.7 percent in last year's second quarter.

    Schiff commented, "In the homeowner line, second-quarter written premiums rose 17.9 percent due to rate increases, while new business premiums declined
7.2 percent. Loss severity continues, as indicated by the unacceptable loss and loss expense ratio of 133.9 percent, or 85.1 percent excluding catastrophes. We continue to seek regulatory approvals for rate increases, with additional double-digit increases in our largest states already approved for the second half of 2003 and early 2004. Changes in terms and conditions of our homeowner policy, introduced late last year to help control water damage losses, continue to take effect as policies renew over the three-year homeowner policy period. It will take time for all of these efforts to work through our homeowner book of business.

    "In the meantime, we are emphasizing the package approach by writing homeowner accounts that include coverages for personal autos, a line with more positive trends. Personal auto net written premiums rose 16.7 percent for the second quarter."



    Life Insurance Operations
      (In millions)              Second Quarter Ended       Six Months Ended
                                        June 30,                 June 30,
                                    2003         2002        2003       2002
    Earned premiums                  $23          $22         $44        $42
    Investment income                 22           21          44         42
    Other income                       1            0           1          0
      Total revenues excluding
       realized investment gains
       and losses                    $46          $43         $89        $84
    Policyholder benefits            $23          $20         $44        $39
    Expenses                          12           14          22         25
      Total benefits and expenses    $35          $34         $66        $64
      Income before income tax
       and realized investment
       gains and losses              $11           $9         $23        $20
    Federal tax on
     operating income                  4            3           8          6
      Operating income                $7           $6         $15        $14



    The Cincinnati Life Insurance Company's second-quarter net operating income increased 15.2 percent to $7 million, compared with $6 million last year. Including realized net capital losses, net income was $7 million in 2003 versus $2 million in 2002. Net written life insurance premiums rose
9.3 percent to $27 million, compared with $24 million last year.

    Cincinnati Life President David H. Popplewell, FALU, LLIF, stated, "For the first half of 2003, life insurance premiums grew 6.4 percent, and new submitted applications grew 10 percent. Strong term life insurance sales have led the premium growth. The introduction of our new individual disability income riders in July and anticipated enhancements to our term and universal life products in third quarter of 2003 will strengthen our portfolio of products."



    Investment Operations
      (In millions, pre-tax)     Second Quarter Ended       Six Months Ended
                                        June 30,                 June 30,
                                    2003         2002        2003       2002
    Investment income,
     net of expenses                $114         $109        $230       $218
    Realized investment
     gains and losses:
      Valuation of embedded
       derivatives (SFAS No. 133)    $11          $--          $1         $2
      Other-than-temporary
       impairment charges            (17)         (25)        (69)       (29)
      Realized investment gains
       and losses on security sales    8           15           9          9
        Total realized investment
         gains and losses             $2         $(10)       $(59)      $(18)


    Consolidated pre-tax investment income rose 4.8 percent for the second quarter, benefiting from dividend increases announced over the last year by companies in the equity portfolio. As of June 30, 2003, 14 of the 47 equity holdings in the portfolio have announced 2003 dividend increases that total $11 million on an annualized basis.

    Vice President Kenneth S. Miller, CLU, ChFC, commented, "We realized
$2 million of capital gains in the second quarter, as the market moved into a recovery phase and fewer securities were impaired. Of the $17 million impaired this quarter, $14 million was fixed-income securities. Over the past several years, we have increased the average credit quality of the bond portfolio, as rated by Standard & Poor's and Moody's, and have invested in more intermediate maturities.

    "During the second quarter, $169 million was available for new investments. One-third of that total was invested in common stocks, returning this allocation to our historical range. Repurchases of the company's common stock used $12 million, and the remainder was invested in fixed-income securities."


    Balance Sheet
      (Dollars in millions)      Second Quarter Ended       Six Months Ended
                                        June 30,                 June 30,
                                    2003         2002        2003       2002
    Balance Sheet Data
     Total assets                     --           --     $14,930    $14,591
     Invested assets                  --           --      11,889     11,939
     Shareholders' equity             --           --       5,870      6,170
    Ratio Data
      Return on equity, annualized   6.1%         2.2%        4.9%       3.6%
      Return on equity, annualized,
       based on comprehensive
       income                       55.2        (13.2)       13.7        8.0



    At June 30, 2003, total assets rose to a record $14.930 billion, up $808 million from year-end. Shareholders' equity at the end of the second quarter in 2003 reached $5.870 billion, up $272 million from year-end 2002. Accumulated other comprehensive income totaled $3.897 billion, up $254 million from year-end 2002. Book value rose to $36.57, up $1.92 from year-end 2002.


    Strong Performance Improves Outlook

    Schiff concluded, "As we underwrite and price new and renewal business, our agents and field representatives continue to work together, accurately measuring each risk and applying appropriate premiums, terms and conditions. Year-to-date, these efforts have generated 13.4 percent net written premium growth and positive underwriting trends. We now have higher expectations for our full-year performance, anticipating a GAAP combined ratio near the six-month ratio of 96.8 percent even if catastrophe losses for the year slightly exceed our normal 3-percentage point estimate. Catastrophe losses stand at $49 million and 3.8 percentage points on the combined ratio at six months. On a preliminary basis, we are estimating $21 million in catastrophe losses from two storms between July 1 and July 22.

    "We are seeing the results of our commitment to consistent strategies. Investors know what to expect from us: conservative underwriting and reserving, an agent-centered perspective that requires us to manage for market stability and deliver superior claims service, and an investment focus on total return. With industry observers paying more attention to financial strength, Cincinnati Financial and The Cincinnati Insurance Companies are a better choice than ever for policyholders and investors."


    For additional information or to register for this afternoon's conference call, please visit www.cinfin.com.


    Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life, disability income and long-term care insurance and annuities. CFC Investment Company supports the insurance subsidiaries and their independent agent representatives through commercial leasing and financing activities. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.


    This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company's future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: unusually high levels of catastrophe losses due to changes in weather patterns or other causes; increased frequency and/or severity of claims; environmental events or changes; insurance regulatory actions, legislation or court decisions that increase expenses or place the company at a disadvantage in the marketplace; adverse outcomes from litigation or administrative proceedings; recession or other economic conditions resulting in lower demand for insurance products; sustained decline in overall stock market values negatively affecting the company's equity portfolio, in particular a sustained decline in market value of Fifth Third Bancorp shares; events that lead to a significant decline in the market value of a particular security and impairment of the asset; delays in the development, implementation and benefits of technology enhancements; and decreased ability to generate growth in investment income.

    Further, the company's insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures impacting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.



                       Cincinnati Financial Corporation
                         Consolidated Balance Sheets

    (In millions except share data)              June 30,        December 31,
                                                  2003              2002
                                               (unaudited)
    ASSETS
     Investments
       Fixed maturities, at fair
        value (amortized cost: 2003
        - $3,447; 2002 - $3,220)                  $3,734              $3,305
       Equity securities, at fair
        value (cost: 2003 - $2,394;
        2002 - $2,375)                             8,088               7,884
       Other invested assets                          67                  68
     Cash                                            103                 112
     Investment income receivable                    100                  98
     Finance receivable                               36                  33
     Premiums receivable                           1,062                 956
     Reinsurance receivable                          640                 590
     Prepaid reinsurance premiums                     25                  47
     Deferred policy acquisition costs               375                 343
     Property and equipment, net, for
      company use (accumulated depreciation:
      2003 - $166; 2002 - $155)                      124                 128
     Other assets                                    117                 131
     Separate accounts                               459                 427
       Total assets                              $14,930             $14,122

    LIABILITIES
     Insurance reserves
       Losses and loss expense                    $3,341              $3,176
       Life policy reserves                          986                 917
     Unearned premiums                             1,422               1,319
     Other liabilities                               390                 345
     Deferred income tax                           1,859               1,737
     Notes payable                                   183                 183
     6.9% senior debenture due 2028                  420                 420
     Separate accounts                               459                 427
       Total liabilities                           9,060               8,524

    SHAREHOLDERS' EQUITY
     Common stock, par value - $2 per share;
      authorized 200 million shares;
      issued: 2003 - 176 million shares,
      2002 - 176 million shares                      352                 352
     Paid-in capital                                 303                 300
     Retained earnings                             1,833               1,772
     Accumulated other comprehensive
      income - unrealized gains on investments
      and derivatives                              3,897               3,643
     Treasury stock at cost (2003 - 16 million
      shares, 2002 - 14 million shares)             (515)               (469)
       Total shareholders' equity                  5,870               5,598
       Total liabilities and
        shareholders' equity                     $14,930             $14,122


                       Cincinnati Financial Corporation
                      Consolidated Statements of Income
                                 (unaudited)

    (In millions except per share data)            Six Months Ending June 30,
                                                    2003                2002
    REVENUES
     Earned premiums
       Property casualty                          $1,285              $1,139
       Life                                           44                  42
     Investment income, net of expenses              230                 218
     Realized investment gains and losses            (59)                (18)
     Other income                                      5                   9
     Total revenues                                1,505               1,390

    BENEFITS AND EXPENSES
     Insurance losses and policyholder benefits      942                 912
     Commissions                                     259                 225
     Other operating expenses                        110                  97
     Taxes, licenses and fees                         29                  32
     Increase in deferred policy acquisition costs   (31)                (22)
     Interest expense                                 17                  17
     Other expenses                                    7                   4
     Total benefits and expenses                   1,333               1,265

    INCOME BEFORE INCOME TAXES                       172                 125

    PROVISION (BENEFIT) FOR INCOME TAXES
     Current                                          44                  29
     Deferred                                        (13)                (14)
       TOTAL PROVISION (BENEFIT) FOR INCOME TAXES     31                  15

    NET INCOME                                      $141                $110

    PER COMMON SHARE
      Net income - basic                           $0.88               $0.68
      Net income - diluted                         $0.87               $0.67


                       Cincinnati Financial Corporation
                   Definitions of Non-GAAP Information and
                  Reconciliation to Comparable GAAP Measures


    Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America. Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data. Management believes that investor understanding of Cincinnati Financial Corporation's performance is enhanced by disclosure of certain non-GAAP and non-statutory financial measures:


    Operating income: The difference between net income and operating income is the inclusion of net realized investment gains and losses. Management utilizes operating income to evaluate underlying performance for a number of reasons. First, quarterly fluctuations in net realized investment gains and losses are unrelated to trends in the company's insurance business. Second, among other items, net realized investment gains and losses can include gains related to the sale of investments made at management's discretion. Third, operating income is a measure commonly used by investors to evaluate insurance companies. This measure also is described as net income before realized investment gains and losses.


    Catastrophe losses: Due to the nature of catastrophic events, the frequency and cost of catastrophe occurrences are unpredictable. Although management anticipates an average level of catastrophe losses, to aid in assessing the underlying performance of the business, management evaluates trends in the company's overall performance and property casualty underwriting profitability excluding the fluctuating impact of catastrophe losses.


    Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, certain data also must be calculated according to statutory accounting rules as defined in the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available and used by various organizations to calculate aggregate industry data, study industry trends and make comparisons between various insurance companies.


    Written premium: Under statutory accounting rules, written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, which is calculated and used in both statutory and GAAP accounting, is recognized ratably over the policy term. The difference between written and earned premium is unearned premium.


    Written premium adjustment -- statutory-basis only: In 2002, the company refined its estimation process for matching written and earned premiums to policy effective dates, which added $117 million to written premiums. To better assess ongoing business trends, management excludes this adjustment when evaluating trends in written premiums and statutory ratios that make use of written premiums.


    Underwriting profit: Underwriting profit for property casualty insurance represents premiums earned minus loss and loss expenses and other insurance-related expenses.


    In addition to items described above, management has disclosed certain non-GAAP and non-statutory financial measures for the periods prior to 2002 based on:


     One-time charges or adjustments: Management analyzes results excluding the impact of one-time items.
     -- In 2000, the company recorded a one-time charge to impair previously capitalized costs related to the development of next-generation software to process property casualty policies.
     -- In 2000, the company earned $5.3 million in interest in the first quarter from a $302.9 million single-premium bank-owned life insurance (BOLI) policy booked at the end of 1999 that was segregated as a Separate Account effective April 1, 2000. Investment income and realized capital gains and losses from separate accounts generally accrue directly to the contract holder and, therefore, are not included in the company's consolidated financials.
     -- In 1993, results included a credit related to the method of accounting for income taxes to confirm with Statement of Accounting Financial Standards No. 109 and a charge related to the effect of 1993 increases in income tax rates on deferred taxes recorded for various prior-year items.


    Codification: Adoption of Codification of Statutory Accounting Principles was required for Ohio-based insurance companies effective January 1, 2001. The adoption of Codification changed the manner in which the company recognized written premiums. As a result, 2001 statutory written premiums included
$402 million to account for unbooked premiums related to policies with effective dates prior to January 1, 2001. To better assess ongoing business trends, management excludes this $402 million when evaluating written premiums and statutory ratios that make use of written premiums.


              Cincinnati Financial Corporation and Subsidiaries
                             Quarterly Net Income

    (In millions except
     per share data)                      Quarters ended
                             6/30/     3/31/   12/31/   9/30/     6/30/  3/31/
                             2003      2003    2002     2002      2002    2002
      Net income              $84       $57     $56      $72       $35     $75

      Net realized
       investment gains
       and losses               1       (40)    (40)     (11)       (6)    (5)

      Operating income        $83       $97     $96      $83       $41     $80

      Catastrophe losses      (30)       (2)    (14)      (3)      (31)    (9)

      Operating income
       excluding
       catastrophe
       losses                $113       $99    $110      $86       $72     $89
    Diluted per
     share data

      Net income            $0.52     $0.35   $0.35    $0.44     $0.21   $0.46

      Net realized
       investment
       gains and
       losses                0.01     (0.25)  (0.24)   (0.07)    (0.04) (0.03)
      Operating income      $0.51     $0.60   $0.59    $0.51     $0.25   $0.49

      Catastrophe
       losses               (0.19)    (0.01)  (0.08)   (0.02)    (0.19) (0.06)

      Operating income
       excluding
       catastrophe
       losses               $0.70     $0.61   $0.67    $0.53     $0.44   $0.55


              Cincinnati Financial Corporation and Subsidiaries
                             Quarterly Net Income

    (In millions except
     per share data)                     Six               Nine       Twelve
                                        months            months      months
                                        ended             ended       ended
                                6/30/2003   6/30/2002   9/30/2002   12/31/2002


    Net income                    $141        $110        $182         $238
    Net realized
     investment gains
     and losses                    (39)        (12)        (22)         (62)

    Operating income              $180        $122        $204         $300
    Catastrophe losses             (32)        (40)        (43)         (57)
    Operating income
     excluding catastrophe
     losses                       $212        $162        $247         $357

    Diluted per
     share data
    Net income                   $0.87       $0.67       $1.11        $1.46
    Net realized
     investment gains
     and losses                  (0.24)      (0.07)      (0.14)       (0.38)

    Operating income             $1.11       $0.74       $1.25        $1.84
    Catastrophe losses           (0.20)      (0.24)      (0.26)       (0.35)
    Operating income
     excluding catastrophe
     losses                      $1.31       $0.98       $1.51        $2.19


    Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.


                          Cincinnati Insurance Group
               Quarterly Property Casualty Data - Consolidated

    (In millions except
     per share data)                           Quarters ended
                            6/30/     3/31/   12/31/   9/30/     6/30/   3/31/
                            2003      2003     2002    2002      2002    2002
    Premiums
      Adjusted written
       premiums
       (statutory)          $708      $668     $612    $637      $626    $621
      Written premium
       adjustment --
       statutory only         18        19      117       0         0       0
      Reported written
       premiums
       (statutory)*         $726      $687     $729    $637      $626    $621
      Unearned premiums      (72)      (56)     (87)    (27)      (46)    (60)
      Earned premiums       $654      $631     $642    $610      $580    $561

    Statutory
     combined ratio
      Reported
       post-dividend
       statutory
       combined ratio*      98.4%     92.8%    93.4%   97.4%    107.2%   96.3%
      Written premium
       adjustment --
       statutory only         NM        NM      4.7     0.0       0.0     0.0
      Adjusted
       post-dividend
       statutory
       combined ratio       98.4%     92.8%    98.1%   97.4%    107.2%   96.3%
      Catastrophe
       losses               (7.1)     (0.3)    (3.3)   (0.8)     (8.1)   (2.5)
      Adjusted
       post-dividend
       statutory
       combined ratio
       excluding
       catastrophe
       losses               91.3%     92.5%    94.8%   96.6%     99.1%   93.8%

      Reported commission
       expense ratio
       (consolidated)*      17.0%     16.4%    14.5%   17.5%     16.1%   15.5%
      Written premium
       adjustment --
       statutory only         NM        NM      2.8     0.0       0.0     0.0
      Adjusted commission
       expense ratio        17.0%     16.4%    17.3%   17.5%     16.1%   15.5%

      Reported other
       expense ratio
       (consolidated)*       8.2%     10.0%     9.8%    9.9%      9.2%    9.6%
      Written premium
       adjustment --
       statutory only         NM        NM      1.9     0.0       0.0     0.0
      Adjusted other
       expense ratio         8.2%     10.0%    11.7%    9.9%      9.2%    9.6%

      Reported post-dividend
       statutory expense ratio
       (consolidated)*      25.2%     26.4%    24.3%   27.4%     25.3%   25.1%
      Written premium
       adjustment --
       statutory only         NM        NM      4.7     0.0       0.0     0.0
      Adjusted post-dividend
       statutory expense
       ratio                25.2%     26.4%    29.0%   27.4%     25.3%   25.1%

      Post-dividend GAAP
       combined ratio
       (consolidated)       98.4%     95.1%    95.0%   97.5%    108.1%   98.8%


                          Cincinnati Insurance Group
               Quarterly Property Casualty Data - Consolidated

    (In millions except
     per share data)                     Six               Nine       Twelve
                                        months            months      months
                                        ended             ended       ended
                                6/30/2003   6/30/2002   9/30/2002   12/31/2002
    Premiums
      Adjusted written
       premiums
       (statutory)               $1,376      $1,247      $1,884       $2,496
      Written premium
       adjustment --
       statutory only                37           0           0          117
      Reported written
       premiums
       (statutory)*              $1,413      $1,247      $1,884       $2,613
      Unearned premiums            (127)       (106)       (133)        (220)
      Earned premiums            $1,286      $1,141      $1,751       $2,393

    Statutory
     combined ratio
      Reported
       post-dividend
       statutory
       combined ratio*             95.7%      101.9%      100.3%        98.4%
      Written premium
       adjustment --
       statutory only                NM         0.0         0.0          1.2
      Adjusted
       post-dividend
       statutory
       combined ratio              95.7%      101.9%      100.3%        99.6%
      Catastrophe
       losses                      (3.8)       (5.4)       (3.8)        (3.7)
      Adjusted
       post-dividend
       statutory
       combined ratio
       excluding
       catastrophe
       losses                      91.9%       96.5%       96.5%        95.9%

      Reported commission
       expense ratio
       (consolidated)*             16.7%       15.8%       16.4%        15.8%
      Written premium
       adjustment --
       statutory only                NM         0.0         0.0          0.8
      Adjusted commission
       expense ratio               16.7%       15.8%       16.4%        16.6%

      Reported other
       expense ratio
       (consolidated)*              9.0%        9.5%        9.6%         9.7%
      Written premium
       adjustment --
       statutory only                NM         0.0         0.0          0.4
      Adjusted other
       expense ratio                9.0%        9.5%        9.6%        10.1%

      Reported post-dividend
       statutory expense ratio
       (consolidated)*             25.7%       25.3%       26.0%        25.5%
      Written premium
       adjustment --
       statutory only                NM         0.0         0.0          1.2
      Adjusted post-dividend
       statutory expense
       ratio                       25.7%       25.3%       26.0%        26.7%

      Post-dividend GAAP
       combined ratio
       (consolidated)              96.8%      103.6%      101.4%        99.7%


    Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

     NM - Not meaningful

    * Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.


                            Cincinnati Insurance Group
               Quarterly Property Casualty Data - Commercial Lines

    (In millions except
     per share data)                      Quarters ended
                             6/30/     3/31/   12/31/   9/30/     6/30/  3/31/
                             2003      2003    2002     2002      2002   2002
      Premiums
         Adjusted written
          premiums
          (statutory)        $490      $508    $443     $441      $438   $474
         Written premium
          adjustment --

          statutory only       17        18     109        0         0      0
         Reported written
          premiums
          (statutory)*       $507      $526    $552     $441      $438   $474
         Unearned premiums    (37)      (74)    (84)      (1)      (23)   (74)
         Earned premiums     $470      $452    $468     $440      $415   $400

      Statutory combined
       ratio
         Reported post-
          dividend statutory
          combined ratio*    91.8%     90.3%   86.2%    94.7%    102.3%  93.1%
         Written premium
          adjustment --
          statutory only       NM        NM     5.7        0         0      0
         Adjusted post-
          dividend statutory
          combined
          ratio              91.8%     90.3%   91.9%    94.7%    102.3%  93.1%
         Catastrophe losses  (2.9)    (1.0)    (1.3)    (1.3)     (5.6)  (1.2)
         Adjusted post-
          dividend statutory
          combined
          ratio excluding
          catastrophe losses 88.9%    89.3%    90.6%    93.4%     96.7%  92.0%

         Post-dividend GAAP
          combined ratio
         (commercial lines) 91.4%     93.2%   93.9%    94.0%    103.3%  96.6%


                            Cincinnati Insurance Group
               Quarterly Property Casualty Data - Commercial Lines

    (In millions except
     per share data)                     Six               Nine       Twelve
                                        months            months      months
                                        ended             ended       ended
                                6/30/2003   6/30/2002   9/30/2002   12/31/2002
      Premiums
         Adjusted written
          premiums (statutory)  $  998        $912      $1,353       $1,796
         Written premium
          adjustment --

          statutory only            35           0           0          109
         Reported written
          premiums (statutory)* $1,033        $912      $1,353       $1,905
         Unearned premiums        (111)        (97)        (98)        (182)
         Earned premiums          $922        $815      $1,255       $1,723

      Statutory combined ratio
         Reported post-dividend
          statutory
          combined ratio*         91.1%       97.8%       96.6%        93.7%
         Written premium
          adjustment --
          statutory only            NM           0           0          1.6
         Adjusted post-dividend
          statutory
          combined ratio          91.1%       97.8%       96.6%        95.3%
         Catastrophe losses       (2.0)       (3.4)       (2.7)        (2.3)
         Adjusted post-dividend
          statutory
          combined ratio
          excluding
          catastrophe losses      89.1%       94.4%       93.9%        93.0%

         Post-dividend GAAP
          combined ratio
         (commercial lines)      92.3%       99.6%       97.6%        96.6%


    Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

     NM - Not meaningful

    * Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.


                            Cincinnati Insurance Group
                 Quarterly Property Casualty Data - Personal Lines

    (In millions except
     per share data)                      Quarters ended
                             6/30/     3/31/   12/31/   9/30/     6/30/  3/31/
                             2003      2003    2002     2002      2002   2002
      Premiums
         Adjusted written
          premiums
          (statutory)        $218      $160    $169     $196      $188   $147
         Written premium
          adjustment --
          statutory only        1         1       8        0         0      0
         Reported written
          premiums
          (statutory)*       $219      $161    $177     $196      $188   $147
         Unearned premiums    (35)       18      (3)     (26)      (23)    14
         Earned premiums     $184      $179    $174     $170      $165   $161


      Statutory combined
       ratio
         Reported post-
          dividend
          statutory
          combined ratio*   115.3%     99.5%   96.6%   104.4%    119.8% 105.5%
         Written premium
          adjustment --
          statutory only       NM        NM     1.3        0         0      0
         Adjusted post-
          dividend
          statutory
          combined ratio    115.3%     99.5%   97.9%   104.4%    119.8% 105.5%
         Catastrophe losses (17.8)      1.3    (8.5)     0.6     (14.5)  (6.0)
         Adjusted post-
          dividend
          statutory
          combined ratio
          excluding
          catastrophe
          losses             97.5%    100.8%   89.4%   105.0%    105.3%  99.5%
         Adjusted post-
          dividend GAAP
          combined ratio

         Post-dividend GAAP
          combined ratio
         (personal lines)   116.1%     99.9%   98.0%   106.4%    120.2% 104.1%


                            Cincinnati Insurance Group
                 Quarterly Property Casualty Data - Personal Lines

    (In millions except
     per share data)                     Six               Nine       Twelve
                                        months            months      months
                                        ended             ended       ended
                                6/30/2003   6/30/2002   9/30/2002   12/31/2002
      Premiums
         Adjusted written
          premiums (statutory)    $378        $335        $531         $700
         Written premium
          adjustment --
          statutory only             2           0           0            8
         Reported written
          premiums
          (statutory)*            $380        $335        $531         $708
         Unearned premiums         (16)         (9)        (35)         (38)
         Earned premiums          $364        $326        $496         $670


      Statutory combined ratio
         Reported post-
          dividend statutory
          combined ratio*        107.3%      112.2%      109.6%       106.3%
         Written premium
          adjustment --
          statutory only            NM           0           0          0.2
         Adjusted post-
          dividend statutory
          combined ratio         107.3%      112.2%      109.6%       106.5%
         Catastrophe losses       (8.4)      (10.3)       (6.8)        (7.1)
         Adjusted post-
          dividend statutory
          combined ratio
          excluding
          catastrophe losses      98.9%     101.9%       102.8%        99.4%
         Adjusted post-
          dividend GAAP
          combined ratio

         Post-dividend GAAP
          combined ratio
         (personal lines)      108.1%     113.3%        111.1%       107.7%


    Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

     NM - Not meaningful

    * Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.


                             Cincinnati Insurance Group
               Quarterly Property Casualty Data - By Line of Business

      (Dollars in millions)                                Six months ended
                             6/30/2003    6/30/2002    6/30/2003    6/30/2002
      Commercial multi-peril:
      Earned premium              $165         $148         $326         $291
      Loss and loss
       expenses ratio             65.2%        80.2%        68.1%        72.1%
      Catastrophe loss
       ratio                       8.3         14.2          4.8          8.8
      Loss and loss
       expenses
       excluding
       catastrophe ratio          56.9%        66.0%        63.3%        63.3%

      Workers
       compensation:
      Earned premium               $72          $68         $144         $137
      Loss and loss
       expenses ratio             78.2%        81.2%        79.4%        81.7%
      Catastrophe loss
       ratio                       0.0          0.0          0.0          0.0
      Loss and loss
       expenses
       excluding
       catastrophe ratio          78.2%        81.2%        79.4%        81.7%

      Commercial auto:
      Earned premium              $100          $93         $204         $181
      Loss and loss
       expenses ratio             64.1%        71.9%        60.5%        67.3%
      Catastrophe loss
       ratio                       0.1          2.4          1.3          1.2
      Loss and loss
       expenses excluding
       catastrophe ratio          64.0%        69.5%        59.2%        66.1%

      Other liability:
      Earned premium               $83          $66         $162         $128
      Loss and loss
       expenses ratio             58.7%        75.3%        56.1%        82.9%
      Catastrophe loss
       ratio                       0.0          0.0          0.0          0.0
      Loss and loss
       expenses
       excluding
       catastrophe ratio          58.7%        75.3%        56.1%        82.9%

      Personal auto:
      Earned premium              $106          $96         $208         $190
      Loss and loss
       expenses ratio             72.7%        84.1%        72.4%        73.5%
      Catastrophe loss
       ratio                       2.9          1.9          1.5          1.0
      Loss and loss
       expenses excluding
       catastrophe ratio          69.8%        82.3%        70.9%        72.5%

      Homeowner:
      Earned premium               $59          $52         $117         $102
      Loss and loss
       expenses ratio            133.9%       137.8%        99.0%       110.7%
      Catastrophe loss
       ratio                      48.8         41.8         22.5         30.4
      Loss and loss
       expenses excluding
       catastrophe ratio          85.1%        96.0%        76.5%        80.3%


    Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

     NM - Not meaningful

    * Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.



SOURCE  Cincinnati Financial Corporation
    -0-                             07/29/2003
    /CONTACT:  Investors - Heather J. Wietzel, +1-513-603-5236, Media -
Joan O. Shevchik, +1-513-603-5323, both of Cincinnati Financial Corporation /
    /Web site:  http://www.cinfin.com /
    (CINF)

CO:  Cincinnati Financial Corporation
ST:  Ohio
IN:  FIN INS
SU:  ERN